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                                                                EXHIBIT 99.16(d)

Merrill Lynch Oregon Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series
Trust Class - D
      10/21/94 - 7/31/95
                                                Since            Since
                                              Inception        Inception
                                           Average Annual        Total
                                            Total Return        Return*
                                            ------------       ---------
Initial Investment                             $1,000.00       $1,000.00

Divided by Initial Maximum Offering Price           9.40
                                               ---------
Divided by Net Asset Value                                          9.02
                                                               ---------
Equals Shares Purchased                          106.431         110.865

Plus Shares Acquired through
  Dividend Reinvestment                            4.428           4.615
                                               ---------       ---------
Equals Shares Held at 7/31/95                    110.858         115.480

Multiplied by Net Asset Value at 7/31/95            9.40            9.40
                                               ---------       ---------
Equals Ending Redeemable Value at
  $1000 Investment (ERV) at 7/31/95             1,042.07        1,085.51

Divided by $1,000 (P)                             1.0421          1.0855

Subtract 1                                        0.0421          0.0855


Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)         4.21%
                                               =========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                             8.55%
                                                               =========
ERV divided by P                                  1.0421

Raise to the power of                             1.2898

Equals                                            1.0546

Subtract 1                                        0.0546

Expressed as a percentage equals the
  Average Annualized Total Return                   5.46%
                                               =========

* Does not include sales charge for the period.

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        30 DAYS STANDARDIZED YIELD
       FOR THE PERIOD ENDING 7-31-95

Merrill Lynch Oregon Municipal Bond Fund of Merrill Lynch
Multi-State Municipal Series Trust - Class D


Long term income generally based on yield to
  maturity times market value of each security                    $768

Plus short term income accrued for the past
  thirty days                                                       37
                                                        --------------
Equals Total Income                                                805

Less expenses for the past thirty days                             -80
                                                        --------------
Equals net monthly income for yield calculation                    726
                                                        --------------
Average shares outstanding for 30 days                          19,004

Times the Maximum Offering Price                                  9.78
                                                        --------------
Equals total dollars                                          $185,861
                                                        ==============

Net monthly income divided by total dollars equals         0.003904260

Add 1                                                      1.003904260

Raise to the power of 6                                    1.023655404

Subtract 1                                                 0.023655404

Times 2                                                    0.047310807

Expressed as a percentage equals the
  standardized yield for the 30 day period                        4.73%
                                                                ======

Tax Rate                                                         28.00%

X = 1 minus Tax Rate                                             72.00%

Standard Yield divided by X equals
  Tax Equivalent Yield for 30 day period                          6.57%
                                                                ======